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                                                                  EXHIBIT 15




Ford Motor Company
Ford Holdings, Inc.
The American Road
Dearborn, Michigan

Re: Ford Motor Company and Ford Holdings, Inc. Amendment No. 1 to Registration Statement No. 33-55171 on Form S-3

We are aware that our reports dated April 27, 1994, July 27, 1994 and October 26, 1994 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1994 and 1993, for the periods ended June 30, 1994 and 1993 and for the periods ended September 30, 1994 and 1993 and included in the Ford Motor Company Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994, respectively, are incorporated by reference in this Amendment No. 1 to Registration Statement No. 33-55171 (the "Registration Statement"). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

We are also aware that our reports dated April 27, 1994, July 27, 1994 and October 26, 1994 accompanying the unaudited interim financial information of Ford Holdings, Inc. for the periods ended March 31, 1994 and 1993, for the periods ended June 30, 1994 and 1993 and for the periods ended September 30, 1994 and 1993 and included in the Ford Holdings, Inc. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, respectively, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
November 21, 1994